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                                                                   EXHIBIT 10.08

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT
                      -------------------------------------

     THIS AGREEMENT is made and entered into as of this 30th day of August, 1995, by and between The Gradall Company (the "Company") and Barry L. Phillips (the "Executive").

     WITNESSETH THAT:

     WHEREAS, the Company is the owner of a life insurance policy issued by The New England Mutual Life Insurance Company (the "Insurer") insuring the life of the Executive, as further described on Exhibit A hereto (the "Policy");

     WHEREAS, the Policy is subject to a split dollar endorsement in favor of the Executive (the "Split Dollar Endorsement"); and

     WHEREAS, the Company and the Executive desire to convert the Policy to a collateral assignment split dollar arrangement on the terms set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. CONVERSION OF POLICY TO COLLATERAL ASSIGNMENT. The Company shall assign, set over, and transfer unto the Executive all of the Company's right title and interest in and to the Policy, subject to and at the same time that the Executive executes a collateral assignment of the Policy in favor of the Company, securing the Executive's obligation to pay to the Company the "Company's Interest" in the Policy, determined in accordance with the provisions of Section 5 hereof. The Company's Interest in the Policy shall at no time vest in or inure to the benefit of the Executive, but shall at all times inure to the benefit of the Company, whether as a result of the Company's ownership of the Policy, or as a result of the collateral assignment of the Policy to the Company, which shall be deemed to occur simultaneously with the transfer of ownership of the Policy to the Executive.

     2. PAYMENT OF PREMIUMS BY THE EXECUTIVE. From and after the date of this Agreement, the Executive shall pay that portion of the premium due under the Policy as is equal to the lesser of (a) the PS-58 cost of the insurance coverage provided by the Policy, or (b) the Insurer's current published premium rate for annually renewable term insurance for standard risks in an amount equal to the coverage provided by the Policy. Premium amounts payable by the Executive pursuant to this Section 2 shall be withheld by the Company from compensation which is otherwise payable to the Executive, including amounts to be paid by the Company to the Executive pursuant to Section 4 hereof.

     3. PAYMENTS OF PREMIUMS BY THE COMPANY. On or before the due date of the Policy premium, or within any applicable grace period, the Company shall pay the full amount of the premium due on the Policy, including that portion thereof, withheld from the Executive's compensation, pursuant to Section 2 hereof.

     4. BONUS. On or before the due date of the Policy premium, the Company shall pay the Executive a bonus in an amount equal to 100% of that portion of the premium on the Policy


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to be paid by the Executive pursuant to Section 2 hereof. The Company is hereby authorized to withhold from such bonus that portion of the premium on the Policy to be paid by the Executive pursuant to Section 2 hereof.

     5. REPAYMENT OF THE COMPANY'S INTEREST. Except as provided by Section 7 hereof, the Company shall be repaid an amount equal to the Company's Interest (as hereinafter defined) upon the earlier to occur of (a) the surrender or cancellation of the Policy, provided that such cancellation does not result from the Company's failure to pay premiums on the Policy as required by Section 3 hereof, or (b) the death of the Executive. For the purposes of this Agreement, the term "Company's Interest" shall mean the sum of (a) the greater of (i) the cash surrender value of the Policy, as of the date of this Agreement, or (ii) the cumulative total premium paid by the Company under the Policy since the effective date of the Split Dollar Endorsement to the date of this Agreement; plus (b) the cumulative total premium paid by the Company after the date of this Agreement, pursuant to Section 3 hereof, less the amount paid by or on behalf of the Executive pursuant to Section 2 hereof (the "Company's Interest"). Except as provided by Section 7 hereof, and unless otherwise paid by the Executive, the Company's Interest shall be repaid from the cash surrender value of the Policy (as defined therein) upon the surrender or cancellation of the Policy, or from the death proceeds of the Policy upon the death of the Executive.

     6. COLLATERAL ASSIGNMENT, OWNERSHIP OF POLICY. To secure the Executive's obligation to pay the Company the Company's Interest, the Executive has, contemporaneously herewith, assigned the Policy to the Company as collateral, pursuant to the form attached hereto as Exhibit B, which collateral assignment specifically provides that the sole right and interest of the Company in the Policy is to be paid the Company's Interest pursuant to the terms of Section 5 and Section 6 hereof. Upon the Company's receipt of the Company's Interest or as provided in Section 7 hereof, the Company shall release the collateral assignment of the Policy, by execution and delivery to the Executive of an appropriate instrument of release. Except as set forth in this Section 6, the Company shall have no rights or interest in the Policy. Subject to the limited collateral assignment to the Company provided for herein, the Executive shall be the sole and exclusive owner of the Policy and shall possess and be entitled to exercise all the rights of the owner of the Policy including, but not limited to, the right to designate the beneficiaries of and collect the proceeds payable upon death under the Policy, select settlement and investment options, borrow on the security of the Policy (to the extent the cash surrender value of the Policy exceeds the Company's Interest) and to assign, surrender or cancel the Policy.

     7. RELEASE OF THE COMPANY'S INTEREST. Upon the termination of the Executive's employment with the Company, for any reason, whether voluntary or involuntary, with or without cause, the Company's Interest in the Policy shall terminate, without any payment to the Company by the Executive or from the Policy. Upon the termination of the Executive's employment with the Company, the Company shall release the collateral assignment of the Policy, by execution and delivery to the Executive of an appropriate instrument of release, without the payment to the Company of any consideration.





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     8. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earliest to occur of any of the following events:

          a.   surrender of the Policy by the Executive;

          b. delivery by the Executive of written notice of termination to the Company; or

          c. the termination of the Executive's employment with the Company, whether voluntary or involuntary, with or without cause, for any reason including the death of the Executive.

Upon the termination of this Agreement all obligations of the Company pursuant to Sections 3 or 4 hereof shall cease. Notwithstanding the termination of this Agreement, the provisions of Sections 5, 6 and 7 of the Agreement shall survive the termination of this Agreement.

     9. INSURER. The Insurer shall be fully discharged from its obligations under the Policy by complying with the terms thereof and those of any collateral assignment executed by and filed with the Insurer in connection herewith. The insurer shall not be bound by or deemed to have notice of the provisions of this Agreement.

     10. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION. The following provisions are intended to meet the requirements of the Employee Retirement Income Act of 1974.

          a. The Company is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

          b. (1) Claim. If the Executive believes he is being denied a benefit to which he is entitled under this Agreement, he may file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

               (2)  Claim Decision.

               Upon receipt of a claim, the Company shall advise the Executive that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.





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               If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Executive, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Executive to perfect his claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Executive wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

               (3) Request for Review.

               Within sixty (60) days after the receipt by the Executive of the written opinion described above, the Executive may request in writing that the Secretary of the Company review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Executive or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Executive does not request a review of the Company's determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Company's determination.

               (4) Review of Decision.

               Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Company's determination. After considering all materials presented by the Executive, the Secretary will render a written opinion, written in a manner calculated to be understood by the Executive, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Executive and will render the decision as soon as possible, but no later than one hundred twenty
          (120) days after receipt of the request for review.

     11. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Executive and his successors, assigns, heirs, executors, administrators and beneficiaries.





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     13. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

     14. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

The Company                                          THE GRADALL COMPANY



                                                     By:/s/ Bruce A. Jonker
                                                     ----------------------

ATTEST:

/s/ Joseph H. Keller Jr.
- ------------------------
Secretary



The Executive                                        /s/ Barry L. Phillips
                                                     ---------------------
                                                     Barry L. Phillips




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                                   EXHIBIT "A"
                                   -----------


COMPANY:             The New England Mutual Life Insurance Company

POLICY NO.:          6801161

DATE OF POLICY:

INSURED PERSON(S):   Barry L. Phillips

DEATH BENEFIT:       $500,000

OWNER OF POLICY:     The Gradall Company, subject to the transfer of ownership
                     to the Insured pursuant to the terms of this Agreement

ANNUAL PREMIUM:      $9,865.00